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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [_]

Check the appropriate box:
[_]   Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]   Definitive Proxy Statement
[X]   Definitive Additional Materials
[_]   Soliciting Material Under Rule 14a-12

                              RENTRAK CORPORATION
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               (Name of Registrant as Specified in Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required
[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      (1)  Title of each class of securities to which transaction applies:
      (2)  Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)  Proposed maximum aggregate value of transaction:
      (5)  Total fee paid:
[_]   Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrant statement number, or the Form or Schedule and the date of its filing.
      (1)  Amount Previously Paid:
      (2)  Form, Schedule or Registration Statement No.:
      (3)  Filing Party:
      (4)  Date Filed:

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                              RENTRAK CORPORATION
                              One Airport Center
                          7700 N.E. Ambassador Place
                            Portland, Oregon 97220

        TO SUPPORT YOUR BOARD - PLEASE VOTE ONLY THE WHITE PROXY CARD.
                                                     -----
                   PLEASE DISCARD ANY BLUE CARD YOU RECEIVE.

                                                     August 25, 2000

To Our Shareholders:

You may have recently received proxy solicitation materials from a shareholder group led by Paul Rosenbaum. This dissident group is identifying itself as the Committee for the Achievement of Rentrak Excellence and is opposed by your Board of Directors. Among other things, this dissident group is attempting to solicit your votes in support of their own nominees for election to the Rentrak Board.

Separately, Rentrak has sent you proxy solicitation materials and a WHITE PROXY CARD.

                   TO ELECT RENTRAK'S NOMINEES TO THE BOARD
                    YOU MUST SIGN AND RETURN THE WHITE CARD

For reasons outlined in Rentrak's proxy materials, your Board does not think that it is in your best interests to elect the dissident group's nominees. Please review the materials that you receive carefully. Rentrak did NOT send you the BLUE proxy card and we urge you NOT to return the BLUE card or respond to those materials.

We urge you to SIGN, DATE AND RETURN ONLY THE WHITE CARD in order to vote for the Rentrak nominees. If you wish to vote your WHITE proxy card as your Board of Directors recommends, you do not need to check any of the boxes on the proxy card and only need to SIGN, DATE AND RETURN THE WHITE CARD.

Please do not send back any blue card, even to vote against the dissident group's nominees. Doing so will cancel your vote for your Board's nominees. However, if you have returned a blue proxy card, please SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD. This will have the effect of revoking the blue proxy card.

If you have any questions or require assistance in voting your WHITE proxy, please call our proxy solicitor, Corporate Investor Communications, Inc., toll-free at 1-888-560-9906 and ask for Bill Fiske.

Sincerely yours,

RENTRAK CORPORATION BOARD OF DIRECTORS

     Your vote is extremely important to ensure that Rentrak maintains the experienced and independent board and management already in place.

              PLEASE SIGN AND RETURN THE WHITE PROXY CARD TODAY.